Exhibit 99.1

Micronet Enertec Technologies, Inc. Announces Partial Exercise of
Underwriter's Over-Allotment Option

EMERSON, NJ. - May 29, 2013 – Micronet Enertec Technologies, Inc. (the “Company”) (NASDAQ: MICT), a developer and manufacturer that integrates and globally markets rugged computers, tablets and computer-based systems and instruments for the commercial Mobile Resource Management (MRM) market and for the defense and aerospace markets, announced today the partial exercise of the over-allotment option granted to the underwriter pursuant to which  the underwriter will purchase 121,500 shares of common stock of the Company, at a public offering price of $5.00 per share.  The over-allotment option was granted in connection with the Company’s previously announced underwritten public offering of 1,620,000 shares of common stock, and warrants to purchase 810,000 shares of common stock. The underwriter previously exercised its option to purchase warrants to purchase 121,500 shares of common stock.

The gross proceeds to the Company, including the underwriter’s partial exercises of its over-allotment option, are expected to be $8,716,815, before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

The shares and warrants began trading on the NASDAQ Capital Market on April 24, 2013 under the symbols "MICT" and "MICTW," respectively.

The Company intends to use a portion of the net proceeds received from this offering to purchase additional Micronet Ltd ordinary shares pursuant to certain of the Company's options and to repay a portion of its debt.  The Company intends to use the remainder of the net proceeds to expand its sales and marketing efforts, to increase its product offerings through potential acquisitions or purchases of relevant licenses, and general corporate purposes.

Aegis Capital Corp. acted as the sole book-running manager for this offering.

A registration statement on Form S-1 relating to the shares and warrants was filed with the U.S. Securities and Exchange Commission (the "SEC") and was declared effective on April 23, 2013.  A final prospectus relating to the offering has been filed with the SEC and is available on the SEC's web site at http://www.sec.gov.  Copies of the final prospectus relating to the offering may be obtained from the offices of Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com, or from the above-mentioned SEC web site.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Micronet Enertec Technologies, Inc.

Micronet Enertec Technologies, Inc., formerly known as Lapis Technologies, Inc., operates through two companies, Enertec Systems 2001 Ltd ("Enertec"), its wholly-owned subsidiary, and Micronet Ltd ("Micronet"), in which it has a controlling interest.  Micronet operates in the growing commercial Mobile Resource Management (MRM) market, mainly in the United States.  Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.  Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others.  The Company's products, solutions and services are designed to perform in severe environments and battlefield conditions.

Micronet Enertec Technologies, Inc. Forward-looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as "expect," "believe," "intend," "plan," "continue," "may," "will," "anticipate," and similar expressions are intended to identify forward-looking statements.  For example, the Company uses forward looking statements when it makes statements relating to use of proceeds from the offering.  Actual results may differ materially from those projected in any forward-looking statement.  More detailed information about the risk factors affecting the Company's performance is contained under the heading "Risk Factors" in the Company's final prospectus filed with the SEC relating to the offering described herein, which is available on the SEC's web site, www.sec.gov.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analyses only as of the date hereof.  The Company neither intends to, nor assumes any obligation to, update or revise these forward-looking statements in light of developments that differ from those anticipated.

Contact information:

Miri Segal Scharia
Managing Partner Global Accounts & IPOs
Hayden/ MS-IR LLC
Tel: 917-607-8654
msegal@ms-ir.com

Dina Shir
Micronet Enertec Technologies, Inc.
Tel: +972-544-652806
dina@micronet-enertec.com

SOURCE Micronet Enertec Technologies, Inc.